Independent auditors' consent

The board and shareholders
AXP Federal Income Fund, Inc.:

The board of trustees and unitholders Income Trust:
            Government Income Portfolio


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG LLP
    KPMG LLP

Minneapolis, Minnesota
July 26, 2000